UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2013
Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444-8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d - (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - (c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On March 1, 2013, Applied DNA Sciences, Inc. (the “Company”) held its Annual Meeting of Stockholders.  The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting with the stockholders having voted as set forth below:

Proposal 1 - to elect our board of directors, consisting of James A. Hayward, John Bitzer, III, Karol Gray, Charles Ryan, Yacov Shamash, and Sanford R. Simon, each for a one-year term or until their successors are duly elected and qualified:

Directors	For	Withheld
James A. Hayward	348,700,367	633,491
John Bitzer, III	348,559,436	774,422
Karol Gray	348,656,413	677,445
Charles Ryan	348,607,531	726,327
Yacov Shamash	348,508,645	825,213
Sanford R. Simon	348,553,032	780,826

Broker Non-Votes:  184,888,047

Proposal 2 - to approve an advisory vote on executive compensation:

For	Against	Abstain
346,675,163	1,836,481	822,214

Broker Non-Votes:  184,888,047

Proposal 3 - to hold an advisory vote on the frequency of future executive compensation advisory votes.

1 Year	2 Years	3 Years	Abstain
9,284,034	43,862,167	295,032,754	1,154,903

Broker Non-Votes:  184,888,047

The Board of Directors of the Company, taking into account the foregoing advisory vote of the stockholders of the Company, has determined that the Company will hold an advisory vote on executive compensation every three years.

Proposal 4- to ratify the appointment of RBSM, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

For	Against	Abstain
525,894,273	7,760,058	567,574

Broker Non-Votes:  0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

	By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: March 4, 2013